UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2008

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TACTICAL AIR DEFENSE SERVICES, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-79405	88-0455809
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5318 Airport Dr. Denison, Texas 75201

(Address of Principal Executive Office) (Zip Code)

(972) 704-2115

(Registrant’s telephone number, including area code)

100 Crescent Court, 7th Floor, Dallas, Texas 75201

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into Definitive Material Agreement

and

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Principal Accounting Officer

As of March 3, 2008, Mr. Christopher Beck was appointed Principal Accounting Officer.

Termination of Director

On February 10, 2008, Mr. Victor Miller, having 2,400,000 Preferred Class A shares, which equals 60,000,000 share voting rights, in conjunction with an additional 70,799,800 shares of common voting rights, having a voting majority, which empower the holder such right in accordance with the company’s By-Laws and Designation of Shares to terminate a director and therefore did so pursuant to an action by written consent of stockholders without a meeting. Action was taken to terminate Alexis Korybut as a director of the board.

Appointment of New Director

Additionally, as of February 10, 2008, Mr.Victor Miller, having 2,400,000 Preferred Class A shares, which empower the holder such right in accordance with the company’s By-Laws and Designation of Shares to elect a director to fill the vacancy and therefore did so pursuant to an action by written consent of stockholders without a meeting. Action was taken to elect Mr. Christopher Beck as a director of the Company, joining Fred Daniels on the Board of Directors (the “Board”).

Termination of Executive Officer

Additionally, as of February 10, 2008, the Board of Directors took action to further terminate Alexis Korybut as Chief Executive Officer, President, Secretary, Treasurer, and any and all other capacity representing the company. The Board took further action to cancel any employment agreements or any other agreements, known or unknown, with the company of Mr. Alexis Korybut, Mr. John Farley, Mr. Don Goldstien, Mr. Jamie Goldstien, Mr. Gary Fears, Mr. Joel Ramsden, and Mr. Lawrence Cusack / Witwell.

Appointment of Executive Officer

Additionally, as of February 10, 2008, The Board took action to elect and appoint Christopher Beck as Chief Executive Officer, President and Treasurer.

Mr. Christopher Beck, age 57, has held executive positions with three public companies as the Chief Executive Officer, Financial Officer and Director. Mr. Beck has over 30 years of management experience which includes commercial real-estate and finance. Mr. Beck has come out of early retirement to assist the Company. Prior to 2004 and since 2002, Mr. Beck was a member of the board of AeroGroup Incorporated, which entered into an agreement of sale with the company December 2006. Prior to such time and since 1997, Mr. Beck served as the President and other executive capacities of Diversified Resources Group, Inc., which was a publicly traded company subject to the reporting requirements of the Securities Exchange of 1934, as amended, at the time. Prior to such time and since 1973, Mr. Beck served in various management capacities for a number of companies namely, Beckwood Associates, Inc. and United Funding Solutions, Inc.

The directors of the Company do receive compensation for their services as members of the Board and are entitled to reimbursement for expenses incurred in connection with their attendance at Board meetings. Officers are appointed by the Board and serve at the discretion of the Board.

To the best of the Company’s knowledge, there are no proceedings to which any of the foregoing individuals, or any associate of any such person, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

There are no family relationships among our directors or officers.

Certain Relationships and Related Transactions

Prior to the appointment of the above persons as, such persons were not directors of, nor did any of them hold any position with the Company. Mr. Christopher Beck consented to hold the above referenced Board position with the Company and, to the best of his knowledge, Mr. Beck (i) does not have a family relationship with any of the directors, executive officers or control persons of the Company; (ii) does not beneficially own any equity securities, or rights to acquire any equity securities of the Company other than as disclosed in this Current Report on 8-K; (iii) has not been involved in any transactions with the Company, nor has he had any business relationships with the Company or any of its directors, executive officers or affiliates; and (iv) has not been the subject of any civil regulatory proceeding or any criminal proceeding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2008

TACTICAL AIR DEFENSE SERVICES, INC.

By:	/s/ CHRISTOPHER BECK
Name:	Christopher Beck
Title:	Chief Executive Officer, President

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